UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2015

WISDOM HOMES OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51225	43-2041643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Northeast Loop 323 Tyler, TX 75708 (Address of principal executive offices) (zip code)

(800) 727-1024 (Registrant’s telephone number, including area code)

________________________________________________ (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On April 23, 2015, we entered into a Consulting Agreement dated April 20, 2015 with an individual to provide regionally-based marketing campaigns to promote our business. As consideration under the agreement, we agreed to issue to the consultant three hundred thousand (300,000) shares of our common stock.

Item 1.02. Termination of a Material Definitive Agreement.

On April 27, 2015, we repaid $75,000 of the promissory note to LG Capital Funding, LLC, that on October 29, 2014, we entered into in connection with a Securities Purchase Agreement, pursuant to which we sold to LG Capital Funding, LLC an 8% Convertible Promissory Note in the principal amount of One Hundred Five Thousand Dollars ($105,000) (the “Note”). The remaining outstanding principal amount of the Note, in the amount of $72,000, plus accrued interest of $4,165.48, was sold by LG Capital to Carebourn Capital, L.P.

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

On April 23, 2015, in connection with the execution of a Consulting Agreement dated April 20, 2015, we agreed to issue three hundred thousand (300,000) shares of our common stock, restricted in accordance with Rule 144, to one individual. The issuance of the Note was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

Carebourn Capital, L.P.

On April 27, 2015, we entered into a Securities Purchase Agreement with Carebourn Capital, L.P. (“Carebourn”), pursuant to which we sold to Carebourn a 10% Convertible Promissory Note in the original principal amount of $85,500 (the “Note”). The Note has a maturity date of January 27, 2016, and is convertible after 180 days into our common stock at a forty two percent (42%) discount from the average of the three lowest trading prices of our common stock, as reported by any exchange upon which our common stock is then traded, for the ten (10) trading days prior to our receipt of notice from the Note holder to exercise this conversion feature. The conversion price shall be subject to a minimum conversion price of $0.0001 per share (the “floor price”). The Note can be prepaid by us at a premium as follows: (a) between 0 and 30 days after issuance – 115% of the principal amount; (b) between 31 and 60 days after issuance – 120% of the principal amount; (c) between 61 and 90 days after issuance – 125% of the principal amount; (d) between 91 and 120 days after issuance – 130% of the principal amount; (e) between 121 and 150 days after issuance – 135% of the principal amount; and (f) between 151 and 180 days after issuance – 140% of the principal amount. There is no right to prepay the Note after 180 days. The purchase and sale of the Note closed on April 29, 2015, the date that the purchase price was delivered to us.

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The issuance of the Note was exempt from the registration requirements under the Securities Act of 1933 pursuant to Rule 506 of Regulation D thereof. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 (1)	Securities Purchase Agreement with LG Capital Funding, LLC dated October 29, 2014

10.2 (1)	8% Convertible Redeemable Promissory Note with LG Capital Funding, LLC dated October 29, 2014

10.3	Securities Purchase Agreement with Carebourn Capital, L.P. dated April 27, 2015

10.4	Convertible Promissory Note with Carebourn Capital, L.P. dated April 27, 2015

_____________

(1) Incorporated by reference from our Current Report on Form 8-K dated and filed with the Commission on November 3, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wisdom Homes of America, Inc.

Dated: April 29, 2015		/s/ James Pakulis
	By:	James Pakulis
	Its:	President and Chief Executive Officer

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